UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2005

Santander BanCorp

______________________________________________________________________________
(Exact name of registrant as specified in its charter)
Puerto Rico	001-15849	66-0573723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Ponce de León Avenue, San Juan, Puerto Rico		00917
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (787) 756-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

TABLE OF CONTENTS

ITEM 5.05	AMENDMENT'S TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A
PROVISION OF THE CODE OF ETHICS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

Santander BanCorp

Current Report on Form 8-K

ITEM 5.05 AMENDMENT'S TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On March 14, 2005, the Board of Directors of Santander BanCorp (the "Corporation") approved certain amendments to the Corporation's Code of Ethics, which applies to all officers and employees of the Corporation, its subsidiaries and/or affiliates, including but not limited to the Corporation's principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics was amended, among other things, to expand the procedures by which employees of the Corporation may report violations of the Code of Ethics, accounting, internal accounting controls or auditing matters, harassment, discrimination, or any other issues anonymously and/or confidentially to the Corporation's Audit Committee. On the same date, the Board of Directors also approved the English version of the Code of Ethics, which was originally adopted in the Spanish language.

The amendments to the Code of Ethics do not result in any waiver, explicit or implicit, from any provision of the Code of Ethics as in effect prior to the Board's action to amend to the Code of Ethics. The Corporation is reporting the amendments to its Code of Ethics in the event that the changes thereto would be deemed to be more than technical, administrative or non-substantive amendments. To the extent that the amendments would be substantive, the Corporation believes that such amendments to its Code of Ethics are not material.

A complete copy of the Corporation's Code of Ethics has been filed as Exhibit 14 to the Corporation's Annual Report on Form 10-K and is available free of charge on the Corporation's website at www.santandernet.com or by writing to Santander BanCorp, Investor Relations, Attention: Juan Díaz-Soultaire, P.O. Box 362589, San Juan, Puerto Rico 00936-2589.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
The following exhibits shall be deemed to be filed for purposes of the Securities Exchange Act of
1934, as amended.
14.1 Code of Ethics approved by the Board of Directors on March 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2004

Santander BanCorp

By:	/s/ María Calero Padrón
Name:	María Calero Padrón
Title:	Executive Vice President and
Corporate Comptroller

96211.1